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                                                                    EXHIBIT 23.1


COOPERS                              COOPERS & LYBRAND L.L.P.
& LYBRAND[LOGO]
                                     a professional services firm





CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of AccuStaff Incorporated on Form S-8 of our report dated March 15, 1996, except for the last paragraph of Note 6 and the last paragraph of Note 11 as to which the date is March 27, 1996, on our audits of the consolidated financial statements as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


Jacksonville, Florida
June 24, 1996